                               AMENDMENT NO. 1 TO

                          EXECUTIVE SERVICES AGREEMENT

         THIS AMENDMENT NO. 1 (THE "AMENDMENT"), is made and entered into as of July 1, 1999, to that certain Executive Services Agreement (the "Agreement"), dated as of July 1, 1997, by and between ZymeTx, Inc., a Delaware corporation (the "Company"), and Peter G. Livingston ("Livingston"). Unless otherwise defined herein, capitalized terms used but not defined herein shall have the meaning set forth in the Agreement and the Agreement shall be amended to incorporate any additional definitions provided for in this Amendment.

                               W I T N E S S E T H

         WHEREAS, Livingston is currently serving as President and Chief Executive Officer of the Company; and

         WHEREAS, on July 24, 1996, the Company and Oklahoma Medical Research Foundation ("OMRF") entered into that certain Employee Services Agreement (the "OMRF Agreement"), pursuant to which, among other things, OMRF has leased the services of Livingston to the Company;

         WHEREAS, on July 1, 1997, Livingston and the Company entered into the Agreement, a copy of which is attached hereto as Annex "A";

         WHEREAS, on April 14, 1999, the Company and Livingston entered into that certain Severance Compensation Agreement (the "Severance Agreement"), a copy of which is attached hereto as Annex "B";

         WHEREAS, the Company and Livingston desire to enter into this Amendment in order to ensure Livingston's continued service to the Company and to acknowledge the terms of the Severance Agreement;

         NOW THEREFORE, in consideration of the mutual promises and agreements herein contained, and other good and valuable consideration, the adequacy of which is hereby acknowledged, the parties hereby agree as follows:

         1. AMENDMENT OF TERMINATION DATE. Section 2 of the Agreement is hereby amended to read in its entirety as follows:

                           2. Term of Service. The term of Livingston's service
                  under this Agreement (the "Term"), which commenced on July 1, 1997 (the "Commencement Date"), shall continue through and expire on July 1, 2000 (the "Termination Date"), unless earlier terminated as herein provided.

         2. ACKNOWLEDGMENT OF SEVERANCE AGREEMENT. The parties hereto: (i) acknowledge the terms of the Severance Agreement; (ii) agree to the incorporation of such terms herein by reference thereto; and (iii) agree that the terms of the Severance Agreement shall govern the termination of Livingston's employment following a "Change in Control" (as such term is defined in the Severance Agreement).

         3. SCOPE OF AMENDMENT. Except as amended hereby, all provisions of the Agreement shall remain in full force and effect.

         4. COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

         5. HEADINGS. The headings in this Agreement are for reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement.

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

COMPANY:                                     ZYMETX, INC.



                                             By:
                                                --------------------------------
                                                     James R. Tolbert III,
                                                     Chairman


LIVINGSTON:
                                             -----------------------------------
                                             Peter G. Livingston





                                       -2-